14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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AXESSTEL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AXESSTEL, INC.

6305 Lusk Boulevard

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2004

Dear Shareholder:

You are invited to attend the Annual Meeting of the Shareholders of Axesstel, a Nevada corporation (the “Company”), which will be held on May 13, 2004, at 8:00 a.m., local time, at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California, for the following purposes:

1.	To elect a Board of Directors. Management has nominated the following people for election at the meeting: Mike HP Kwon, David Morash, Jai Baghat, Seung Taik Yang, Jason Kim and Hayden Hsieh.

2.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 15, 2004, are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 6305 Lusk Boulevard, San Diego, California 92121.

By Order of the Board of Directors,

/s/ MIKE HP KWON

Mike HP Kwon Chairman of the Board of Directors and Chief Executive Officer

San Diego, California

April 20, 2004

IMPORTANT:	Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Axesstel, a Nevada corporation (“Axesstel” or the “Company”), for use at its annual meeting of shareholders to be held May 13, 2004, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is April 20, 2004, the approximate date on which this Proxy Statement and the enclosed proxy were first sent or given to shareholders.

General Information

Annual Report. An annual report on Form 10-KSB/A for the fiscal year ended December 31, 2003, is enclosed with this Proxy Statement.

Voting Securities. Only shareholders of record as of the close of business on April 15, 2004, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 7,987,451 shares of common stock of the Company, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each holder of record as of that date is entitled to one (1) vote for each share of stock held. The Company’s by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL

ELECTION OF DIRECTORS

Directors. The table below sets forth the Company’s directors and certain information with respect to their ages and background:

Name	Position With the Company	Age	Director Since
Mike HP Kwon	Chairman of the Board of Directors and Chief Executive Officer	39	2002
Jin Yong (Jason) Kim	Executive Vice President and Director	39	2002
David Morash	Chief Operating Officer, President and Director	59	2004
Jai Baghat	Director	56	2003
Seung Taik Yang	Director	63	2003
Haydn Hsieh	Director	49	2004

Mike Kwon has served as an officer and director of Axesstel since September 2002 when Axesstel, Inc., a California corporation, became a wholly owned subsidiary of Miracom Industries, Inc. (now Axesstel). An experienced and seasoned wireless veteran, Mr. Mike Kwon founded Axesstel, Inc., the California corporation, in 2000 with one goal: to enable the average citizen- wherever they may be—to access next generation services, such as the Internet, via their wireless devices. Mr. Kwon became chairman of Axesstel, Inc., the California corporation, on the date of inception. Prior to that time, he was Executive Vice President for NeoPoint in charge of the sales & marketing activities.

Jason Kim, has served as an officer and director of Axesstel since September 2002. Mr. Kim is responsible for overall coordination of Axesstel’s internal functions as well as logistical planning of product cycle development. His role is to plan the Axesstel operation so that it can run smoothly from sales in the US to production in Korea. His oversight of process evaluation during product sampling and manufacturing ensures that Axesstel’s product to market cycle is reached as uniformly and economically as possible. Prior to joining Axesstel, Mr. Kim was with Axesstel, Inc., the California corporation, in 2000, Mr. Kim worked for SK Telecom of Korea from 1995 to 1999 and HanHwa Information Systems of Korea where he was employed from 1989 to 1995. Mr. Kim received his Bachelor of Arts in electronic engineering from Kon-kook University in Korea.

David Morash has served as an officer and director of Axesstel since February 2004, and is Axesstel’s President and Chief Operating Officer. Prior to joining Axesstel, Mr. Morash served as Executive Vice President and Chief Financial Officer of REMEC, Inc. from 2001 to 2003, Wireless Knowledge from 2000 to 2001, and the Safeskin Corporation from 1994 to 2000. Mr. Morash holds an MBA from Columbia Graduate School of Business and a BA from Columbia College.

Jai Baghat has served as a director of the Company since September 2003. He is the founder, Chairman and CEO, of AIR2LAN, a premier broadband service provider. Previous to this, Mr. Baghat was a co-founder of SkyTel Communications, Inc. and served as its Vice Chairman and CEO prior to its recent merger with MEI WorldCom. Mr. Baghat also serves as Chairman of “License Exempt” sector of Wireless Communications Association International (WCA), a national trade association representing the broadband wireless industry. Recently, Mr. Baghat was on the Southern Governor’s Association Advisory Committee on Research, Development and Technology. Mr. Baghat has served as Chairman, as well as a board member of the Personal Communications Industry Association, (PCIA) and American Mobile Satellite Corporation (now Motient). He currently serves on the boards of several wireless communications based companies including: MeshNetworks, Inc., a mobile wireless Internet technology company. He is strategic advisor and serves on the board of JP Mobile: a Dallas, Texas based company that designs and markets advanced messaging software and solutions that expands the capabilities of handheld devices and wireless communications devices. In addition, he serves as Chairman of the Board of SmartSynch, Inc., a wireless data solutions company that enables two-way communications among corporate assets, people devices and systems.

In March 2002, Mr. Baghat was included on Rutberg & Company’s “Wireless Influences: 2002” list. Mr. Baghat was also included into the RCR Wireless Hall of Fame for his significant contributions to the wireless industry. He is a fellow member of the Radio Club of America. Mr. Baghat’s numerous industry awards include the 1995 PCIA Chairman’s Award for significant personal contribution to the development of the industry; the 1995 Radio Club Sarnoff Citation for outstanding contribution to the wireless industry; RCR’s 1995 Personality of the Year for outstanding contribution to the development of the wireless industry; Mobile Insights, Inc. Mobility Award for outstanding personal achievement; and the Mobility award for development of the SkyTel 2-Way network.

Seung Taik Yang has served as a director of the Company since September 2003. As former Korea Minister of Information and Communication. Dr, Yang brings to Axesstel more than 30 years of telecommunications industry experience. Additionally, his impeccable background includes Advisor of Science and Technology to the President of Korea, Minister of Ministry of Information, Communication and President of Information and Communications University (ICU). Prior to being the Minister of Information and Communications for Korea, Dr, Yang was President of the Electronics and Telecommunications Research Institute (ETRI), a non-profit government-funded research organization that has been at the forefront of technological excellence for more than 25 years. He also served as President of Korea Telecommunications Authority International and he was a member of the technical staff of Bell Telephone Laboratories, Inc. Dr. Yang earned his Bachelor’s of Science Degree in Electrical Engineering at Seoul National University in Korea. He received his Master’s of Science in Electrical Engineering at Virginia Polytechnic Institute and archieved his Doctorate in Electrical Engineering at the Polytechnic Institute of Brooklyn.

Haydn Hsieh has served as a director of the Company since April 2004. Mr. Hsieh is currently the President and Chief Executive Officer of Wistron NeWeb Corp. and the Chairman of Acer Enrich Technology Corp. He has held various positions within Acer Inc. Group since 1981. Mr. Hsieh holds a Bachelor of Electrical Engineering from Ta-Tung Institute of Technology and a Masters in Business Administration from National ChengChi University

The by-laws currently provide that the number of directors shall be not less than one (1) nor more than fifteen (15) and is currently set at seven (7). Management’s nominees for election at the Annual Meeting of Shareholders to the Board of Directors are Mike HP Kwon, David Morash, Jai Baghat, Seung Taik Yang, Jason Kim and Hayden Hsieh. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Shareholders in 2005, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

The Board has determined that, other than Messrs. Baghat and Yang are independent directors for purposes of the NASDAQ rules.

If a quorum is present and voting, the six (6) nominees receiving the highest number of votes will be elected. Proxies cannot be voted for more than six (6) nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

Board Meetings and Committees

During the fiscal year ended December 31, 2003, the Board held 6 meetings and approved 24 actions by unanimous written consent. The Board has an audit committee and compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Each director serving on the Board in 2003 attended at least 75% of the meetings of the Board and the Committees on which he or she served.

The members of the Audit Committee during fiscal 2003 were Messrs. Seung Taik Yang, Jai Bhagat and Kenny Lee. Each of the members of the Audit Committee other than Mr. Lee is independent for purposes of the NASDAQ rules as they apply to audit committee members. The Board of Directors has determined that Mr. Lee is an audit committee financial expert, as defined in the rules and regulations of the SEC. The Audit Committee held 2 meetings during the year ended December 31, 2003. The functions of the Audit Committee include recommending to the Board the retention of independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company’s auditors. Additional information regarding the functions performed by the Committee is set forth in the “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached hereto as Appendix A.

Director Nominations

Nominations of candidates for election as directors may be made by the Board of Directors or by shareholders.

Shareholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our Bylaws. The complete description of the requirements for shareholder nomination of director candidates is contained in the Bylaws. In summary, assuming (i) we held an annual meeting the previous year and (ii) the date of the next meeting is within 30 days of the date of the meeting for the previous year, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must submit written notice of such nomination to the Corporate Secretary at least 120 days in advance of the date that we released our proxy statement in connection with the annual meeting held in the previous year. That deadline for submission of any director nominations by shareholders for the next annual meeting is also set forth in the Proxy Statement for each annual meeting.

Shareholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the shareholder’s name and address;

•	a representation that the shareholder is a shareholder of record on the date of the nomination;

•	a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the consent of each nominee to serve as a director if so elected.

The Board of Directors has not determined whether it needs to adopt any formal policies with respect to the consideration by the Board of Directors of recommendations by shareholders of director candidates. Evaluation of any such recommendations is the responsibility of the Board. In the event of any shareholder recommendations, the Board of Directors would evaluate the person recommended in the same manner as other persons considered by that committee. After reviewing the materials submitted by a shareholder, if the Board believes that the person merits additional consideration, the Board (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Board would then determine whether to nominate and recommend election of such person at the next annual meeting. Shareholders may submit in writing recommendations for consideration by the Board to the attention of our Corporate Secretary at 6305 Lusk Boulevard, San Diego, CA 92121. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the shareholder wants the Board to consider.

In evaluating potential director nominees, the Board considers the following factors:

•	commitment to ethical conduct as evidenced through the person’s business associations, service as a director or executive officer of other organizations, and/or education;

•	objective perspective and mature judgment developed through business experiences and/or educational endeavors;

•	the candidate’s ability to work with other members of the Board of Directors and management to further our goals and increase shareholder value;

•	the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

•	demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities; and

•	the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors.

The Board’s goal is to recommend candidates for the Board of Directors that bring a variety of perspectives and skills derived from high quality business and professional experience. At the same time, the Board of Directors recognizes that larger numbers of directors create additional challenges and expense and believe that the current right size for our Board of Directors is approximately seven members.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may deem to be in the best interests of Axesstel and its shareholders. The Board does, however, believe it appropriate for at least one member of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board of Directors should meet the definition of “independent director” under the NASDAQ rules. The Board has also generally felt it was appropriate for the CEO to participate as a member of the Board of Directors.

If any member of the Board of Directors is not interested in continuing to serve or if the Board of Directors determines that there is a need for directors with different skills or perspectives, the members of the Board of Directors are polled to determine if they know of potential candidates meeting these criteria. We have not required the services of third parties to identify potential nominees, although we reserve the right to retain a search firm in the future, if necessary. We typically engage a third party to perform a background check, using publicly available information, to determine whether a new candidate for election as director has any issues that should be considered in the Board of Directors’ evaluation of his or her candidacy.

Prior to 120 days in advance of the date of the Proxy Statement for last year’s annual meeting, we did not receive any recommendations from shareholders for potential director candidates.

Communications with Directors

Shareholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number:

Name of the Director(s)

c/o Corporate Secretary

Axesstel, Inc.

6305 Lusk Avenue

San Diego, CA 92121

Fax: (858) 385-8965

Communications from our shareholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

We do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meeting of Shareholders, but strongly encourage directors to attend. We make every effort to schedule our Annual Meeting of Shareholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. To facilitate attendance and reduce travel costs, we generally schedule our Annual Meeting to occur immediately before a periodic meeting of the Board of Directors.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a charter for the audit committee. The Board has also adopted a Business Ethics Policy that applies to all of our employees, officers and directors. Links to these materials and other corporate governance materials of the Company are available or will be available before this year’s annual meeting of shareholders on our web site at www.axesstel.com.

INDEPENDENT AUDITOR FEES

The Audit Committee of our Board of Directors has selected Gumbiner, Savett, Finkel, Fingelson & Rose, Inc. (“Gumbiner”) as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2004 and is seeking shareholder ratification of this selection. Gumbiner has acted in the capacity of our independent auditor since its appointment in September 2003. A representative of Gumbiner is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Kenny Lee CPA Group, Inc. served as our independent auditor until September, 2003 when we notified them of our desire to change auditors and they informed us that they declined to stand for re-appointment as our auditors. There were no disagreements between us and Kenny Lee CPA Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction Kenny Lee CPA Group, would have caused them to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-B occurred during the period ending September, 2003. We requested that Kenny Lee CPA Group, Inc furnish us a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above. A copy of such letter to the Securities and Exchange Commission was filed as an exhibit to our Current Report on Form 8-K filed by us regarding the dismissal of Kenny Lee CPA Group, Inc as our independent auditors. The dismissal of Kenny Lee CPA Group, Inc followed our decision to seek proposals from other independent accountants to audit our consolidated financial statements, and was approved by our Board of Directors. Gumbiner was appointed to audit our financial statements for the fiscal year ending December 31, 2003.

The following table sets forth the aggregate fees billed from January 1, 2002 to December 31, 2002 by Kenny Lee CPA Group, Inc:

Audit Fees	$24,812
Audit Related Fees	$0
Tax Fees	$5,000
All Other Fees	$2,885
Total	$32,697

The following table sets forth the aggregate fees billed from January 1, 2003 to September 2003 by Kenny Lee CPA Group, Inc:

Audit Fees	$22,060
Audit Related Fees	$0
Tax Fees	$5,000
All Other Fees	$0
Total	$27,060

The following table sets forth the aggregate fees billed from September 2003 to December 31, 2003 by Gumbiner:

Audit Fees	$12,500
Audit Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Total	$12,500

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve additional services of up to $25,000 per engagement on a case-by-case basis, and such approvals are communicated to the full Audit Committee at its next meeting.

“Tax Fees” for all periods reported above include fees for the preparation and filing of tax returns in Federal, state and foreign jurisdictions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2003, with respect to the beneficial ownership of the Company’s common stock by:

•	all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each of our directors and director-nominees;

•	each of the executive officers named in the Summary Compensation Table below; and

•	all of our executive officers and directors as a group.

The percentage of class is calculated on the basis of 6,699,168 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of December 31, 2003 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o the Company, 6305 Lusk Boulevard, San Diego, California 92121.

	Shares Owned(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percentage of Class
Mike Kwon(3)	4,329,274	51.0%
Satoru Yukie(3)	1,246,534	15.7%
TBK/Bong Keun Kim	1,028,811	15.4%
Guardtec, Inc.	605,183	9.0%
Qualcomm, Inc.	605,183	9.0%
Jason Kim(3)	598,460	8.3%
Craig Hagopian(3)	164,212	2.4%
John Chough(3)	261,309	3.6%
Seung Taik Yang	30,000	*
Jai Baghat	30,000	*
		*
		*
Executive Officers and Directors as a group (7 persons) (4)	6,659,789	62.5%

*	Less than 1%
(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.
(2)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address for each person or entity named above is c/o Axesstel, 6305 Lusk Boulevard, San Diego, CA 92121.
(3)	Includes shares issuable upon exercise of options and warrants within 60 days as follows: Mr. Kwon, 1,788,103 shares; Mr. Yukie, 1,246,534; Mr. Kim, 495,579 shares; Mr. Chough, 261,309 shares; Mr. Hagopian, 164,212; and all directors and executive officers as a group, 3,955,737.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following Summary Compensation Table sets forth as to our Chief Executive Officer and the other four most highly compensated Executive Officers all compensation awarded to, earned by, or paid to the executive officers for all services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2003, 2002 and 2001, except as may otherwise be specifically noted.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Base Salary ($)		Bonus ($)		Other Annual Compensation ($) (1)		Restricted Stock Award ($)		Securities Underlying Options (#) (2)	All Other Compensation ($)
Mike Kwon Chief Executive Officer	2003 2002 2001	$ $ $	303,000 165,000 120,000	$ $ $	– – –	$ $ $	15490 7102 –	$ $ $	– – –	– 1,227,171 620,439	$ $ $	– – –
Satoru Yukie President	2003 2002 2001	$ $	270,000 150,000 n.a	$ $	– – –	$ $	– –	$ $	– – –	– 1,294,367 –	$ $	– – –
Jason Kim Executive Vice President	2003 2002 2001	$ $ $	195,000 125,000 90,000	$ $ $	– – –	$ $ $	7489 – –	$ $ $	– – –	234,315 299,132	$ $ $	– – –
John Chough Chief Financial Officer	2003 2002 2001	$ $ $	115,000 90,000 75,000	$ $ $	– – –	$ $ $	– – –	$ $ $	– – –	111,098 172,476	$ $ $	– – –
Craig Hagopian Chief Marketing Officer	2003 2002 2001	$ $	160,000 125,000 –	$ $	– 25,000 –	$ $	– –	$ $	– – –	181,295 –	$ $	– – –

(1)	Other annual compensation consists of automobile allowance.
(2)	Includes options not yet vested as follows: Mr. Kwon, 59,507 shares; Mr. Yukie, 47,833 shares; Mr. Kim, 37,868 shares; Mr. Chough, 22,265 shares; Mr. Hagopian, 17,083 shares.

The following table provides the specified information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended December 31, 2003, to the persons named in the Summary Compensation Table.

Option Grants in Fiscal Year 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2003	Exercise Price Per Share	Expiration Date	5%	10%
Mike Kwon	–	–	–	–	–	–
Satoru Yukie	–	–	–	–	–	–
Jason Kim	–	–	–	–	–	–
John Chough	–	–	–	–	–	–
Craig Hagopian	–	–	–	–	–	–

The following table provides the specified information concerning unexercised options held as of December 31, 2003, by the persons named in the Summary Compensation Table.

Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year-end Option Values

	Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised in the Money Options at 12/31/03(1)
Name			Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
Mike Kwon	—	—	605,925	59,507	$1,357,272	$113,063
Satoru Yukie	—	—	—	47,833	—	90,882
Jason Kim	—	—	495,579	37,868	1,110,096	71,949
John Chough	—	—	261,309	22,265	585,332	42,303
Craig Hagopian	—	—	164,212	17,083	367,834	32,457

(1)	With respect to each Named Executive Officer, the value is calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2003, which is based on the closing selling price of the common stock of the Company on December 31, 2003 of $2.50 by the OTC Bulletin Board, and the exercise price of the Named Executive Officer’s options.
(2)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.
(3)	All options to purchase shares of common stock are subject to vesting over three years.

Compensation of Directors

Directors who are not Axesstel employees do not receive any cash compensation for serving on our Board of Directors. We reimburse non-employee directors for reasonable costs and expenses incurred in attending Board of Directors’ meetings. Directors who are not employees of the Company receive grants of 30,000 shares of Company common stock at the beginning of such director’s term.

Directors who are Axesstel employees receive no additional compensation for serving on the Board of Directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

NONE

Certain Relationships and Related Transactions

Mr. Haydn Hsieh, one of the members of our Board of Directors, is also the President and Chief Executive Officer of the primary manufacturer of our products, Wistron NeWeb Corp.

Other than as described above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class at voting securities of the Company and members of such person’s family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% shareholders were complied with and filed in a timely manner.

Equity Compensation Plan Information

We currently maintain our 2003 Stock Option Plan that provides for the issuance of our Common Stock to officers and other employees, directors and consultants. We also have outstanding options that we assumed when we acquired our subsidiary, Axesstel, Inc., a California corporation, which have not been approved by our shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance as of December 31, 2003:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders(a)	1,353,034	$1.40	1,540,808
Equity compensation plans not approved by our stockholders(b)	—	—	—

(a)	Includes 2002 Stock Option Plan and 2003 Stock Option Plan.
(b)	Includes (i) 1,122,671 shares of common stock subject to warrant issued to Mike Kwon with an exercise price of $0.07 (ii) 1,210,367 shares of common stock subject to warrant issued to Satoru Yukie with an exercise price of $0.07, and (iii) options to purchase 2,068,959 shares of common stock with a weighted average exercise price of $0.22, all of which warrants and options were assumed by the Registrant in connection with the Corporate Combination Agreement by and between Miracom Industries, Inc. and Axesstel, Inc., the California corporation

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Seung Taik Yang and Jai Baghat are members of the Audit Committee. Each of these individuals is a non-employee member of the Company’s Board of Directors. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors.

AUDIT COMMITTEE

Seung Taik Yang

Jai Baghat

SHAREHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

The Company has an advanced notice provision in its by-laws for shareholder business to be presented at meetings of shareholders. This provision states that in order for shareholder business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice in writing to the Company’s Secretary. In order to be timely, a shareholder proposal for next year’s Annual Meeting of Shareholders must be received at the Company’s offices at 6305 Lusk Boulevard, San Diego, CA 92121 by December 21, 2004 and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a-8 of the Exchange Act.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ MIKE HP KWON

Mike HP Kwon Chairman of the Board of Directors and Chief Executive Officer

April 20, 2004

Appendix A

AUDIT COMMITTEE CHARTER

AXESSTEL

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors (the “Board”) of Axesstel, a Nevada corporation (the “Company”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to the Committee, (ii) the Company’s policies regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (iii) the Company’s auditing (internal and external), accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s policies for internal control systems.

•	Retain the independent auditors, review and appraise their independence, qualifications and performance, and approve the terms of engagement for audit service and non-audit services.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

Notwithstanding the foregoing, the Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of information it receives, discusses with the accountants and the experience of the Committee members in business, financial and accounting matters.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and experience requirements of Nasdaq. This Charter shall be deemed to incorporate automatically any changes or updates to such requirements. The Committee shall not include any member who:

•	is an affiliated person of the Company or any subsidiary of the Company;

•	is an employee of the Company or its affiliates or has been employed by the Company or its affiliates within the past three years;

•	is a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

•	has accepted any consulting, advisory or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board;

•	has been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

•	is an executive of another entity on whose Compensation Committee any of the Company’s current executives serves.

All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable time after their appointment. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The Chairman of the Committee shall be nominated by the Nominating and Corporate Governance Committee and shall be appointed by the Board of Directors.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as conditions dictate. The Committee shall meet with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee may elect to meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements consistent with Section IV.A.5. below, or more frequently as conditions dictate. Members of the Committee and the Company’s legal counsel should attend all meetings, if possible.

IV. PROCESSES

To fulfill its responsibilities and duties the Committee shall:

A. Documents/Reports to Review

1.	Review and reassess the Charter’s adequacy periodically, as conditions dictate.

2.	Review the Company’s annual audited financial statements, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular Management Letter to management prepared by the independent auditors and management’s response.

4.	Review and approve related-party transactions, after reviewing each such transaction for potential conflicts of interest or improprieties.

5.	Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company’s Form 10-Ks and Form 10-Qs, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. These meetings should include a discussion of the independent auditors’ judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6.	Based on the review and discussions referred to in Sections IV.A.2, IV.A.5 and IV.B.2, determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

7.	Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented. Copies of the minutes should also be made available to the independent accountants.

8.	Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

B. Independent Auditors

1.	Select the independent auditors, considering independence and effectiveness.

2.	Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditor (i) the matters required to be discussed by Statement on Accounting Standards No. 61, as amended; (ii) any relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1); and (iii) any potential impact on the independent auditor’s objectivity and independence.

3.	Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

4.	Review and approve the scope of the independent auditor’s audit examination prior to the annual audit. Review and approve audit fees agreed to by management and the extent of non-audit services to be provided by the independent auditors, in relation to the objectivity required in the audit, specifically excluding tax planning and strategy services, which shall in no case be provided by the independent auditors.

5.	Review the performances of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

6.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

7.	Reaffirm that the independent auditors are ultimately accountable to the Board and the Committee.

8.	Pre-approve the hiring by the Company of any prospective employee that has previously been an employee of the independent auditors.

C. Financial Reporting Processes

1.	In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

4.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

D. Process Improvement

1.	Review with management and the independent auditors any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4.	Review with management and the independent auditors the effect on the Company’s accounting and reporting policies of any significant new pronouncements of the accounting profession and other regulatory agencies.

5.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6.	Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies for cash and short-term investments.

E. Ethical and Legal Compliance

1.	Review whether management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

2.	Review whether management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.	Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5.	Review and approve the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Recommend the adoption, as necessary, of appropriate remedial measures or actions with respect to such complaints or concerns.

6.	If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee. In this regard, and notwithstanding any limitations contained elsewhere in this Charter, the Committee shall have the authority, without the prior approval of the other members of the Board, to expend such Company resources as it deems necessary and appropriate to fulfill its responsibilities.

7.	Conduct an annual Committee self-evaluation.

8.	Take any other actions consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

AXESSTEL 2004 PROXY CARD

AXESSTEL, INC.

6305 Lusk Boulevard

San Diego, CA 92121

This proxy is solicited on behalf of the Board of Directors

Proxy for the 2004 Annual Meeting of Shareholders

The undersigned hereby appoints David Morash and John Chough, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting then the action of such one to be many event controlling), to vote all stock of Axesstel, Inc., a Nevada corporation, (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held Thursday, May 13, 2004 at 8:00 a.m. at the Company’s principal offices, 6305 Lusk Boulevard, San Diego, CA 92121, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as such proposals are more particularly described in the Company’s Proxy Statement dated April 20, 2004, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the proposals on the reverse side. Failure to withhold authority to vote with respect to any nominee for director under Proposal 1 shall be deemed to grant such authority.

This proxy is continued on the reverse side.

Please sign on the reverse side and return promptly.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is made, this proxy will be voted FOR the proposals and the nominees below.

A vote FOR the following proposal and nominees is recommended by the Board of Directors:

ELECTION OF DIRECTORS TO HOLD OFFICE FOR A ONE

YEAR TERM AND UNTIL THEIR RESPECTIVE

SUCCESSORS ARE ELECTED AND QUALIFIED.

FOR ALL	WITHHELD FOR ALL

☐	☐

Nominees:

Mike HP Kwon, David Morash, Jai Baghat, Seung Taik Yang, Jason

Kim and Haydn Hsieh

Withheld for (write the nominee’s name in the space below):

.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ☐

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE

CHECK HERE: ☐

Signature(s)	Date: